Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to

18 U.S. C. Section 1350

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Extra Space Storage Inc. (the “Company”), hereby certifies to his knowledge on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kenneth M. Woolley
Name: Kenneth M. Woolley
Title: Chairman and Chief Executive Officer
November 9, 2006

The undersigned, the Chief Financial Officer of Extra Space Storage Inc. (the “Company”), hereby certifies to his knowledge on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kent W. Christensen
Name: Kent W. Christensen
Title: Executive Vice President and Chief Financial Officer
November 9, 2006